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                                                                      EXHIBIT 11

                     CAL FED BANCORP INC. AND SUBSIDIARIES

                  COMPUTATION OF NET EARNINGS PER COMMON SHARE
              (DOLLARS IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                              FOR THE THREE MONTHS             FOR THE SIX MONTHS
                                                 ENDED JUNE 30,                  ENDED JUNE 30,
                                           ---------------------------     ---------------------------
                                              1996            1995            1996            1995
                                           -----------     -----------     -----------     -----------
PRIMARY NET EARNINGS PER COMMON SHARE:
  Earnings before dividends on preferred
    stock of subsidiary..................  $      44.0     $      21.7     $      73.6     $      36.4
  Less: Dividends on preferred stock of
    subsidiary...........................          7.9             6.4            14.3            12.8
                                           -----------     -----------     -----------     -----------
  Net earnings available for common
    stockholders, as adjusted for
    calculation of primary net earnings
    per common share.....................  $      36.1     $      15.3     $      59.3     $      23.6
                                           ===========     ===========     ===========     ===========
  Weighted average number of common
    shares outstanding...................   49,377,167      49,199,044      49,338,806      49,199,044
  Dilutive effect of outstanding stock
    options..............................      766,308         623,376         744,391         539,467
                                           -----------     -----------     -----------     -----------
  Weighted average number of shares, as
    adjusted for calculation of primary
    net earnings per common share........   50,143,475      49,822,420      50,083,197      49,738,511
                                           ===========     ===========     ===========     ===========
    Primary net earnings per common
       share.............................  $      0.72     $      0.31     $      1.18     $      0.47
                                           ===========     ===========     ===========     ===========
FULLY-DILUTED NET EARNINGS PER COMMON
  SHARE:
  Net earnings available for common
    stockholders, as adjusted for
    calculation of fully-diluted net
    earnings per common share............  $      36.1     $      15.3     $      59.3     $      23.6
  Add: Interest on convertible
    debentures, net of tax...............           --              --              --              --
                                           -----------     -----------     -----------     -----------
  Net earnings available for common
    stockholders, as adjusted, for
    calculation of fully-diluted net
    earnings per common share............  $      36.1     $      15.3     $      59.3     $      23.6
                                           ===========     ===========     ===========     ===========
  Weighted average number of common
    shares outstanding...................   49,377,167      49,199,044      49,338,806      49,199,044
  Dilutive effect of outstanding stock
    options..............................      780,582         675,534         782,645         675,534
  Shares issuable from assumed exercise
    of convertible subordinated
    debentures...........................           --              --              --              --
                                           -----------     -----------     -----------     -----------
  Weighted average number of shares, as
    adjusted for calculation of
    fully-diluted net earnings per common
    share................................   50,157,749      49,874,578      50,121,451      49,874,578
                                           ===========     ===========     ===========     ===========
    Fully-diluted net earnings per common
       share.............................  $      0.72     $      0.31     $      1.18     $      0.47
                                           ===========     ===========     ===========     ===========
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